Exhibit 99.1

Novelion Therapeutics Subsidiary Enters Into Licensing
Agreement for JUXTAPID® in Japan

•       Out-licensing of commercialization rights allows for significant operating expense savings

•       Upfront payments improve near-term liquidity

Vancouver, British Columbia, February 6, 2019 — Novelion Therapeutics Inc. (NASDAQ:NVLN), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare metabolic diseases (“Novelion”), announced that its subsidiary, Aegerion Pharmaceuticals, Inc. (“Aegerion”), has entered into an exclusive licensing agreement with Recordati Rare Diseases Inc. (“Recordati”) for the commercialization of JUXTAPID® (lomitapide) in Japan. The agreement includes exclusive rights in Japan for Recordati to commercialize JUXTAPID for the current approved indication, homozygous familial hypercholesterolemia (HoFH), and Aegerion grants Recordati an exclusive right of first negotiation for product commercialization in Japan of any potential new indications that may be developed by Aegerion.

“The licensing agreement for JUXTAPID in Japan is a positive step forward as we work to improve our near-term liquidity, reduce our operating expenses, and focus our efforts and resources with the goal of completing a comprehensive capital restructuring and creating a sustainable, cash-generating business,” said Ben Harshbarger, interim chief executive officer. “We believe Japan is an important market for JUXTAPID with meaningful potential for growth. Recordati has proven commercial capabilities and we are confident in their ability to deliver JUXTAPID to HoFH patients in need.”

Under the terms of the agreement, Aegerion will receive a $25 million upfront payment, and an additional $5 million upon transfer of the JUXTAPID marketing authorization in Japan to Recordati. Commercial milestone payments of up to an additional $80 million in the aggregate may become payable to Aegerion in prescribed increments, beginning at the end of the first quarter in which cumulative net sales in Japan reach $70 million, and continuing for each increase in cumulative net sales of $70 million thereafter, until cumulative net sales in Japan reach $700 million.

Recordati will also pay Aegerion on a quarterly basis a 22.5% royalty on net sales of JUXTAPID in Japan. Additional details pertaining to the agreement will be included in a Form 8-K to be filed by Novelion with the SEC, which can be accessed through the investor relations section of the Company’s website at https://ir.novelion.com/financial-information/sec-filings.

JUXTAPID was approved in September 2016 by Japan’s Ministry of Health, Labor & Welfare (MHLW) for patients with homozygous familial hypercholesterolemia (HoFH). HoFH is a serious, rare genetic disease that impairs the function of the receptor responsible for removing LDL-C (“bad” cholesterol) from the body. A loss of LDL receptor function results in extreme elevation of blood cholesterol levels. HoFH patients often develop premature and progressive atherosclerosis, a narrowing or blocking of the arteries.

Moelis & Company LLC acted as financial advisor to Aegerion in connection with the transaction.

About Novelion Therapeutics

Novelion, through Aegerion, is a global biopharmaceutical company dedicated to developing and commercializing therapies that deliver new standards of care for people living with rare and underserved metabolic diseases. Our goal is to develop and bring to market transformational therapies that have the potential to significantly change the treatment paradigm for patients affected by a variety of rare and metabolic diseases, including diseases associated with low leptin, such as low-leptin associated obesity. With a global footprint and an established commercial portfolio, including MYALEPT® (metreleptin) and JUXTAPID® (lomitapide), our business is supported by differentiated treatments that treat severe and rare diseases.

Novelion is the parent company of Aegerion, our operating subsidiary.  References to “we,” “our” and the “Company” refer to the entire enterprise, whose assets and operations reside at Aegerion.

U.S. INDICATIONS AND IMPORTANT SAFETY INFORMATION

JUXTAPID® (lomitapide) capsules is a microsomal triglyceride transfer protein inhibitor indicated as an adjunct to a low-fat diet and other lipid-lowering treatments, including low-density lipoprotein (LDL) apheresis where available, to reduce LDL cholesterol, total cholesterol, apolipoprotein B, and non-high-density lipoprotein cholesterol in patients with homozygous familial hypercholesterolemia (HoFH). LIMITATIONS OF USE: The safety and effectiveness of JUXTAPID have not been established in patients with hypercholesterolemia who do not have HoFH, including those with heterozygous familial hypercholesterolemia (HeFH). The effect of JUXTAPID on cardiovascular morbidity and mortality has not been determined.

JUXTAPID can cause elevations in transaminases, as well as increases in hepatic fat, with or without concomitant increases in transaminases. Because of the risk of hepatotoxicity, JUXTAPID is available only through a restricted distribution program called the JUXTAPID REMS PROGRAM. For more detailed information, please see additional Important Safety Information and the Prescribing Information for JUXTAPID.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Novelion within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable securities laws. Any statements contained herein which do not describe historical facts, including statements regarding expectations for the licensing arrangement, expectations for the reduction of operating expense, beliefs about the growth opportunity and market for JUXTAPID in Japan, the Company’s business and goals, including of developing and bringing therapies to market, completing a comprehensive capital restructuring and creating a sustainable, cash-generating business, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, that we will not realize the benefits of the licensing transaction, that we will be unable to successfully provide the transition, supply and other obligations under the licensing documents, that the market opportunity in Japan will not meet expectations, that Recordati will not be successful in commercializing JUXTAPID in Japan, that Recordati will not generate sufficient sales in Japan to trigger any milestone payments, that the transfer of marketing authorization and other requirements and covenants under the licensing arrangements will take longer or will utilize more resources than expected to satisfy, or will not be able to be satisfied, we may not be successful in improving our liquidity or reducing operating expenses, the potential that we will not be able to undertake a comprehensive capital restructuring, or that such efforts will be successful in creating a sustainable, cash-generating business, as well as those risks identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 16, 2018, and subsequent filings with the SEC, including our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018, available on the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect our results of operations and cash flows, which would, in turn, have a significant and adverse impact on our stock price. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

As previously announced, Aegerion has engaged Moelis & Company LLC and AlixPartners, both of whom advised on the November 2018 capital raise, to continue the comprehensive review of Aegerion’s capital structure. Novelion and Aegerion have also engaged Evercore and Moelis & Company LLC, respectively, to explore and advise the companies on all available financial and strategic options, such as a restructuring of Aegerion’s outstanding convertible notes (including a restructuring that would likely involve a debt for equity swap), a possible sale or merger of Novelion or Aegerion, or the sale or other disposition of certain businesses or assets.  Investors are cautioned that effecting such a refinancing, restructuring, or other wholesale recapitalization or other strategic alternative (and some of these alternatives could potentially lead Novelion and/or Aegerion to seek certain protections afforded under law, including the bankruptcy laws of the United States and Canada) will be critical for us to continue to execute on our commercial strategy and pursue our goals and objectives, and we may not be successful in doing so.

This press release also contains “forward-looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be an appropriate subject of reliance for other purposes.

Investors and others should note that we communicate with our investors and the public using our company website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference call transcripts and webcast transcripts. The information that we post on this website could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Amanda Murphy, Director, Investor Relations & Corporate Communications

Novelion Therapeutics

857-242-5024

amanda.murphy@novelion.com